UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 4, 2012

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1103 United Success Commercial Centre 508 Jaffe Road, Causeway Bay Hong Kong
(Address of principal executive offices)

+852.3721.3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of an Officer

On September 3, 2012 Mr. Walter Hon-Chiu Lee gave notice of his intention to resign from his position as Chief Financial Officer, principal financial officer and principal accounting officer, resignation which was accepted as of September 3, 2012. In resigning Mr. Lee had no disputes over our operations, policies, or practices.

Appointment of an Officer

On  September 3, 2012 Ms. Man-Chor Poon was appointed Chief Financial Officer, principal financial officer and principal accounting officer. Ms. Poon was selected for the foregoing positions as a result of her qualifications in accountancy and experience in financial management and business operations in the People’s Republic of China. Ms. Poon holds a Bachelor of Business Administration from Lingnan University in Hong Kong and is a Member of the Hong Kong Institute of Certified Public Accountants.

Compensation Arrangements

We have not entered into any compensation arrangements with Ms. Poon as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th of September, 2012.

SURNA INC.
BY:	/s/ Richard Clarke
Richard Clarke, President

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